Exhibit 99.1
NEWS RELEASE

Contacts:

Jeff Warren	Chuck Grothaus
Investor Relations	Public Relations
763-505-2696	763-505-2614
FOR IMMEDIATE RELEASE
MEDTRONIC SECOND QUARTER REVENUE INCREASES 14 PERCENT
TO $3.570 BILLION
•	Revenue in U.S. Up 12%; Revenue Outside the U.S. Up 18%

•	Non-GAAP Operating Income Up 25%; GAAP Operating Income Down 7%

•	$3.6 Billion in Cash and Investments and Strong Quarterly Cash Flow
MINNEAPOLIS – Nov. 18, 2008 – Medtronic, Inc. (NYSE:MDT) today announced financial results for its second quarter of fiscal year 2009, which ended Oct. 24, 2008.
The company recorded second quarter revenue of $3.570 billion, a 14 percent increase over the $3.124 billion in the second quarter reported in fiscal year 2008. Revenue outside the United States of $1.374 billion grew 18 percent, including a $65 million positive benefit of currency translation. Revenue outside the United States represented 38 percent of revenue for the quarter. Net earnings in the second quarter were $571 million, or $0.51 per diluted share, a decrease of 14 percent and 12 percent, respectively, over the same period a year ago. As detailed in the attached table, after adjusting for certain litigation after-tax charges of $176 million, or $0.15 per share, and in-process research and development after-tax charges of $11 million, or $0.01 per share, non-GAAP net earnings and diluted earnings per share in the period were $758 million, or $0.67 per diluted share, an increase of 14 percent and 16 percent, respectively. Earnings in the quarter were also impacted by a $0.03 per share charge related to the write-off of inventory made obsolete by the recent launch of angioplasty products on a rapid exchange delivery system in the United States.
“Our results in challenging economic times reflect the benefit of a globally diversified product portfolio,” said Bill Hawkins, Medtronic chairman and CEO. “During the quarter we were pleased to see strong cash flows and continued progress in our efforts to deliver operating leverage as demonstrated by the growth in operating income after adjustments.”
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management revenue of $1.242 billion increased 8 percent in the quarter. Revenue from implantable cardioverter defibrillators (ICDs) grew 13 percent to $724 million. Worldwide pacing revenue of $506 million increased 2 percent. During the quarter, the CRDM business advanced its portfolio of ICD leads, increased the number of patients using the Medtronic CareLink Network to nearly 300,000, and announced the acquisition of CryoCath Technologies, providing Medtronic with minimally invasive therapies designed to treat atrial fibrillation.
Spinal and Biologics
Spinal revenue of $829 million grew 26 percent, including Kyphon, which contributed $146 million. Excluding Kyphon, revenue grew 3 percent, driven by the growth of core spinal and biologic products outside the United States.
CardioVascular
CardioVascular revenue grew 22 percent, generating revenue of $596 million. Growth in the quarter resulted from strong performances in both the Endovascular product lines, which grew 36 percent, and the Coronary and Peripheral product lines, which grew 29 percent. The recent U.S. launch of angioplasty products on a rapid exchange delivery system is expected to contribute to growth during the remainder of this fiscal year.
Neuromodulation
Neuromodulation revenue of $343 million grew 7 percent over the same period last year. Contributors to the growth of this business include RestoreULTRA® spinal cord stimulators and Activa® deep brain stimulation therapies.
Diabetes
Diabetes revenue of $272 million grew 11 percent in the quarter. Growth was driven by the rapid expansion of the company’s continuous glucose monitoring product line. Durable pump systems growth was highlighted by strong performance in many international markets.
Surgical Technologies
Surgical Technologies revenue grew 15 percent to $213 million driven by sales of Navigation equipment used for image-guided surgery, service revenue and strength across international markets.
Physio-Control
Physio-Control reported $75 million in revenue, based on the sale of external defibrillators and accessories. Physio-Control continues to work with the FDA to resolve outstanding quality issues in an effort to resume unrestricted product distribution.

“The strength of our globally diversified product portfolio gives us confidence that we will continue to deliver sustainable long-term growth,” said Hawkins. “As we look to the remainder of our fiscal year, our focus will be on maximizing the potential of new product launches, leveraging growth in markets outside the United States and continuing to deliver meaningful operating leverage.”
Webcast Information
Medtronic will host a webcast today, Nov. 18, at 8 a.m. Eastern Time (7 a.m. Central Time), to provide information about its businesses for the public, analysts and news media.  This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease.  Its Internet address is www.medtronic.com.
This press release contains forward-looking statements regarding our operating momentum, new products, non-domestic growth and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and other risk and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 25, 2008.  Actual results may differ materially from anticipated results.  Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis, and references to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2008.
-end-

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,235	$1,148	$1,218	$1,363	$4,963	$1,303	$1,242	$—	$—	$2,546
Pacing Systems	494	495	478	540	2,008	526	506	—	—	1,033
Defibrillation Systems	726	639	726	806	2,897	764	724	—	—	1,488
Other	15	14	14	17	58	13	12	—	—	25

SPINAL	$644	$660	$808	$869	$2,982	$859	$829	$—	$—	$1,687
Core Spinal	454	462	455	498	1,869	477	485	—	—	961
Biologics	190	198	206	221	815	221	198	—	—	419
Kyphon Business	—	—	147	150	298	161	146	—	—	307

CARDIOVASCULAR	$486	$490	$512	$643	$2,131	$631	$596	$—	$—	$1,227
Coronary Stents	152	149	157	251	710	236	208	—	—	445
Other Coronary/Peripheral	95	96	103	116	408	113	107	—	—	220
Endovascular	69	70	70	76	285	87	95	—	—	182
Revasc & Surgical Therapies	102	105	109	115	431	117	112	—	—	229
Structural Heart Disease	68	70	73	85	297	78	74	—	—	151

NEUROMODULATION	$289	$321	$320	$381	$1,311	$348	$343	$—	$—	$691
Neuro Implantables	237	264	260	308	1,069	284	271	—	—	555
Gastroenterology & Urology	52	57	60	73	242	64	72	—	—	136

DIABETES	$241	$246	$258	$275	$1,019	$269	$272	$—	$—	$541

SURGICAL TECHNOLOGIES	$172	$185	$195	$228	$780	$202	$213	$—	$—	$415
Core Ear, Nose and Throat (ENT)	75	75	81	92	323	87	86	—	—	172
Neurologic Technologies	69	74	73	82	298	79	80	—	—	160
Navigation	28	36	41	54	159	36	47	—	—	83

PHYSIO-CONTROL	$60	$74	$94	$101	$329	$94	$75	$—	$—	$169

TOTAL	$3,127	$3,124	$3,405	$3,860	$13,515	$3,706	$3,570	$—	$—	$7,276

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$157	$65	$—	$—	$221

COMPARABLE OPERATIONS (1)	$3,127	$3,124	$3,405	$3,860	$13,515	$3,549	$3,505	$—	$—	$7,055

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)
($ millions)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$754	$679	$726	$765	$2,922	$731	$702	$—	$—	$1,435
Pacing Systems	244	237	218	242	940	233	228	—	—	462
Defibrillation Systems	504	434	502	515	1,955	492	472	—	—	964
Other	6	8	6	8	27	6	2	—	—	9

SPINAL	$530	$540	$642	$683	$2,395	$682	$647	$—	$—	$1,328
Core Spinal	349	352	341	363	1,405	358	358	—	—	715
Biologics	181	188	195	208	772	208	184	—	—	392
Kyphon Business	—	—	106	112	218	116	105	—	—	221

CARDIOVASCULAR	$167	$173	$165	$256	$761	$253	$235	$—	$—	$488
Coronary Stents	20	21	20	98	158	92	68	—	—	161
Other Coronary/Peripheral	24	24	26	28	104	28	26	—	—	52
Endovascular	35	37	31	35	138	41	51	—	—	93
Revasc & Surgical Therapies	49	52	49	51	200	52	51	—	—	103
Structural Heart Disease	39	39	39	44	161	40	39	—	—	79

NEUROMODULATION	$201	$239	$227	$262	$929	$238	$249	$—	$—	$487
Neuro Implantables	160	192	180	207	738	189	192	—	—	381
Gastroenterology & Urology	41	47	47	55	191	49	57	—	—	106

DIABETES	$163	$170	$170	$176	$681	$167	$180	$—	$—	$347

SURGICAL TECHNOLOGIES	$112	$120	$124	$141	$497	$127	$136	$—	$—	$263
Core Ear, Nose and Throat (ENT)	48	47	51	56	201	53	54	—	—	106
Neurologic Technologies	45	50	48	52	195	51	53	—	—	104
Navigation	19	23	25	33	101	23	29	—	—	53

PHYSIO-CONTROL	$21	$37	$44	$49	$151	$51	$47	$—	$—	$97

TOTAL	$1,948	$1,958	$2,098	$2,332	$8,336	$2,249	$2,196	$—	$—	$4,445

ADJUSTMENTS :

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$1,948	$1,958	$2,098	$2,332	$8,336	$2,249	$2,196	$—	$—	$4,445

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)
($ millions)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$481	$469	$492	$598	$2,041	$572	$540	$—	$—	$1,111
Pacing Systems	250	258	260	298	1,068	293	278	—	—	571
Defibrillation Systems	222	205	224	291	942	272	252	—	—	524
Other	9	6	8	9	31	7	10	—	—	16

SPINAL	$114	$120	$166	$186	$587	$177	$182	$—	$—	$359
Core Spinal	105	110	114	135	464	119	127	—	—	246
Biologics	9	10	11	13	43	13	14	—	—	27
Kyphon Business	—	—	41	38	80	45	41	—	—	86

CARDIOVASCULAR	$319	$317	$347	$387	$1,370	$378	$361	$—	$—	$739
Coronary Stents	132	128	137	153	552	144	140	—	—	284
Other Coronary/Peripheral	71	72	77	88	304	85	81	—	—	168
Endovascular	34	33	39	41	147	46	44	—	—	89
Revasc & Surgical Therapies	53	53	60	64	231	65	61	—	—	126
Structural Heart Disease	29	31	34	41	136	38	35	—	—	72

NEUROMODULATION	$88	$82	$93	$119	$382	$110	$94	$—	$—	$204
Neuro Implantables	77	72	80	101	331	95	79	—	—	174
Gastroenterology & Urology	11	10	13	18	51	15	15	—	—	30

DIABETES	$78	$76	$88	$99	$338	$102	$92	$—	$—	$194

SURGICAL TECHNOLOGIES	$60	$65	$71	$87	$283	$75	$77	$—	$—	$152
Core Ear, Nose and Throat (ENT)	27	28	30	36	122	34	32	—	—	66
Neurologic Technologies	24	24	25	30	103	28	27	—	—	56
Navigation	9	13	16	21	58	13	18	—	—	30

PHYSIO-CONTROL	$39	$37	$50	$52	$178	$43	$28	$—	$—	$72

TOTAL	$1,179	$1,166	$1,307	$1,528	$5,179	$1,457	$1,374	$—	$—	$2,831

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$157	$65	$—	$—	$221

COMPARABLE OPERATIONS (1)	$1,179	$1,166	$1,307	$1,528	$5,179	$1,300	$1,309	$—	$—	$2,610

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Six months ended
	October 24,	October 26,	October 24,	October 26,
	2008	2007	2008	2007
	(in millions, except per share data)
Net sales	$3,570	$3,124	$7,276	$6,250

Costs and expenses:
Cost of products sold	883	840	1,738	1,632
Research and development expense	326	298	650	598
Selling, general and administrative expense	1,263	1,107	2,581	2,203
Restructuring charges	—	—	96	14
Certain litigation charges	266	—	266	—
Purchased in-process research and development (IPR&D) charges	18	—	18	33
Other expense, net	143	72	294	128
Interest expense/(income), net	10	(61)	19	(105)

Total costs and expenses	2,909	2,256	5,662	4,503

Earnings before income taxes	661	868	1,614	1,747

Provision for income taxes	90	202	296	406

Net earnings	$571	$666	$1,318	$1,341

Earnings per share:

Basic	$0.51	$0.59	$1.18	$1.18

Diluted	$0.51	$0.58	$1.17	$1.17

Weighted average shares outstanding:
Basic	1,120.4	1,133.1	1,120.5	1,136.1
Diluted	1,128.5	1,147.7	1,128.6	1,150.6

Cash dividends declared per common share	$0.188	$0.125	$0.376	$0.250

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	October 24,		October 26,	Percentage
	2008		2007	Change
Net earnings, as reported	$571		$666	(14%)
Certain litigation charges	176	(a)	—
IPR&D charges	11	(b)	—

Non-GAAP net earnings	$758		$666	14%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	October 24,		October 26,	Percentage
	2008		2007	Change
Diluted EPS, as reported	$0.51		$0.58	(12%)
Certain litigation charges	0.15	(a)	—
IPR&D charges	0.01	(b)	—

Non-GAAP diluted EPS	$0.67		$0.58	16%

(a)	The $176 million ($ 0.15 per share) after-tax certain litigation charge is related to a $229 million ($152 million after-tax) charge related to the final judgment in litigation with the Cordis Corporation (a subsidiary of Johnson & Johnson) that originated in October 1997 and a $37 million ($24 million after-tax) charge related to the settlement of litigation with Fastenetix LLC that originated in May 2006. The charge related to litigation with the Cordis Corporation was in addition to a $243 million reserve recorded in the third quarter of fiscal year 2008. In addition to disclosing certain litigation charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $11 million ($ 0.01 per share) after-tax IPR&D charge represents the purchase of certain intellectual property for use in the Spine business. These payments were expensed as IPR&D since technological feasibility of the underlying product had not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Six months ended
	October 24,		October 26,
	2008		2007
Net earnings, as reported	$1,318		$1,341
Restructuring charges	66	(a)	11	(d)
Certain litigation charges	176	(b)	—
IPR&D charges	11	(c)	25	(e)

Non-GAAP net earnings	$1,571		$1,377

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Six months ended
	October 24,		October 26,
	2008		2007
Diluted EPS, as reported	$1.17		$1.17
Restructuring charges	0.06	(a)	0.01	(d)
Certain litigation charges	0.15	(b)	—
IPR&D charges	0.01	(c)	0.02	(e)

Non-GAAP diluted EPS	$1.39		$1.20

(a)	The $66 million ($0.06 per share) after-tax restructuring charge is related to a global realignment initiative that the Company began in the fourth quarter of fiscal year 2008. This initiative focuses on shifting resources to those areas where the Company has the greatest opportunities for growth and streamlining operations to drive operating leverage. The global realignment initiative impacts most businesses and certain corporate functions. The majority of the expense recognized in the first quarter of fiscal year 2009 is related to the execution of our global realignment initiative outside the United States. This includes the realignment of personnel throughout Europe and the Emerging Markets and the closure of an existing facility in the Netherlands that will be integrated into the U.S. operations. The remainder of the expense is associated with compensation provided to employees identified in the fourth quarter of fiscal year 2008 whose employment terminated with the Company in the first quarter of fiscal year 2009. These incremental costs were not accrued in the fourth quarter of fiscal year 2008 because these benefits had not yet been communicated to the impacted employees. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $176 million ($ 0.15 per share) after-tax certain litigation charge is related to a $229 million ($152 million after-tax) charge related to the final judgment in litigation with the Cordis Corporation (a subsidiary of Johnson & Johnson) that originated in October 1997 and a $37 million ($24 million after-tax) charge related to the settlement of litigation with Fastenetix LLC that originated in May 2006. The charge related to litigation with the Cordis Corporation was in addition to a $243 million reserve recorded in the third quarter of fiscal year 2008. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $11 million ($ 0.01 per share) after-tax IPR&D charge represents the purchase of certain intellectual property for use in the Spine business. These payments were expensed as IPR&D since technological feasibility of the underlying product had not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $11 million ($0.01 per share) after-tax restructuring charge is related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2007. These initiatives were designed to drive manufacturing efficiencies in our CardioVascular business, downsize our Physio-Control business due to our voluntary suspension of U.S. shipments, and rebalance resources within our Cardiac Rhythm Disease Management (CRDM) business to reflect the market dynamics. In the first quarter of fiscal year 2008, the Company recognized expense associated with compensation and early retirement benefits provided to employees whose employment terminated with the Company in the first quarter of fiscal year 2008 which could not be accrued in the fourth quarter of fiscal year 2007. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $25 million ($0.02 per share) after-tax IPR&D charge is related to a $25 million ($18 million after-tax) milestone payment under a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006. The additional $8 million ($7 million after-tax) charge is related to purchases of certain intellectual property. These payments were expensed as IPR&D since technological feasibility of the underlying projects have not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF SPINAL GAAP REVENUE AND REVENUE GROWTH
TO NON-GAAP REVENUE AND REVENUE GROWTH
(Unaudited)
(in millions, except per share data)

	Three months ended		Three months ended	Percentage
	October 24,2008		October 26, 2007	Change
Spinal revenue, as reported	$829		$660	26%
Less: Kyphon revenue	146	(a)	—

Spinal revenue, adjusted	$683		$660	3%

MEDTRONIC, INC.
RECONCILIATION OF EARNINGS BEFORE INCOME TAXES
TO NON-GAAP OPERATING INCOME
(Unaudited)

	Three months ended		Three months ended		Percentage
	October 24,2008		October 26, 2007		Change
Earnings before income taxes	$661		$868		(24%)
Other expense, net	143		72
Interest expense/(income), net	10		(61)

GAAP operating income	814	(b)	879	(b)	(7%)
Certain litigation charges	266		—
IPR&D charges	18		—

Non-GAAP operating income	$1,098	(c)	$879	(c)	25%

(a)	In the third quarter of fiscal year 2008, we acquired Kyphon Inc. The $146 million represents the revenue earned by Kyphon in the second quarter of fiscal year 2009. In addition to disclosing revenue and growth rates that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the Kyphon revenue from these metrics. Management believes that the resulting non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this revenue when evaluating the operating performance of the Company. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

(b)	Medtronic calculates GAAP operating income by adding back other expenses, net and interest expense/(income), net to earnings before income taxes.

(c)	Medtronic calculates non-GAAP operating income by adding back certain litigation charges, IPR&D charges, other expenses, net and interest expense/(income), net to earnings before income taxes.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 24,	April 25,
	2008	2008
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$541	$1,060
Short-term investments	501	553
Accounts receivable, less allowances of $77 and $99, respectively	2,947	3,287
Income tax receivable	148	73
Inventories	1,348	1,280
Deferred tax assets, net	384	600
Prepaid expenses and other current assets	633	469

Total current assets	6,502	7,322

Property, plant and equipment	4,865	4,743
Accumulated depreciation	(2,631)	(2,522)

Property, plant and equipment, net	2,234	2,221

Goodwill	7,515	7,519
Other intangible assets, net	2,198	2,193
Long-term investments	2,803	2,322
Long-term deferred tax assets, net	-	103
Other assets	781	518

Total assets	$22,033	$22,198

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$1,018	$1,154
Accounts payable	364	383
Accrued compensation	734	789
Other accrued expenses	798	1,209

Total current liabilities	2,914	3,535

Long-term debt	5,523	5,802
Long-term accrued compensation and retirement benefits	302	304
Long-term accrued income taxes	553	519
Long-term deferred tax liabilities, net	18	-
Other long-term liabilities	99	502

Total liabilities	9,409	10,662

Commitments and contingencies	-	-

Shareholders’ equity:
Preferred stock— par value $1.00	-	-
Common stock— par value $0.10	112	112
Retained earnings	12,468	11,710
Accumulated other comprehensive income (loss)	44	(286)

Total shareholders’ equity	12,624	11,536

Total liabilities and shareholders’ equity	$22,033	$22,198

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
	October 24,	October 26,
	2008	2007
	(in millions)
Operating Activities:
Net earnings	$1,318	$1,341
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	352	276
IPR&D charges	18	33
Provision for doubtful accounts	16	17
Deferred income taxes	71	3
Stock-based compensation	108	92
Excess tax benefit from exercise of stock-based awards	(26)	(32)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	270	(128)
Inventories	(141)	(12)
Accounts payable and accrued liabilities	(90)	98
Other operating assets and liabilities	(276)	117

Net cash provided by operating activities	1,620	1,805

Investing Activities:
Acquisitions, net of cash acquired	(29)	(26)
Purchase of intellectual property	(135)	(52)
Additions to property, plant and equipment	(263)	(280)
Purchases of marketable securities	(1,877)	(4,279)
Sales and maturities of marketable securities	1,321	6,959
Other investing activities, net	(5)	(67)

Net cash (used in) provided by investing activities	(988)	2,255

Financing Activities:
Change in short-term borrowings, net	(124)	266
Payments on long-term debt	(300)	—
Dividends to shareholders	(421)	(284)
Issuance of common stock	367	285
Excess tax benefit from exercise of stock-based awards	26	32
Repurchase of common stock	(639)	(901)

Net cash used in financing activities	(1,091)	(602)

Effect of exchange rate changes on cash and cash equivalents	(60)	(31)

Net change in cash and cash equivalents	(519)	3,427

Cash and cash equivalents at beginning of period	1,060	1,256

Cash and cash equivalents at end of period	$541	$4,683